Exhibit 16.1

GRANT THORNTON LLP 101 California St. Suite 2700 San Francisco, CA, 94111	October 13, 2025

D +1 415 986 3900 F +1 415 986 3916

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:  Apollomics Inc.

File No. 001-41670

Dear Sir or Madam:

We have read the Form 6-K of Apollomics Inc. dated October 13, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.